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                                                                      EXHIBIT 21


                             EDISON MISSION ENERGY
                         SUBSIDIARIES AND PARTNERSHIPS
                         -----------------------------
                             As of March 10, 1999


Domestic
--------
Aguila Energy Company (LP)
     American Bituminous Power Partners, L.P. (Delaware limited partnership)
          American Kiln Partners, Limited Partnership (Delaware limited partnership)
Anacapa Energy Company (GP)
     Salinas River Cogeneration Company (partnership)
Arrowhead Energy Company (Inactive)
Balboa Energy Company (GP)
     Smithtown Cogeneration, L.P. (Delaware partnership)
Bergen Point Energy Company (GP)
     TEVCO/Mission Bayonne Partnership (Delaware general partnership)
Blue Ridge Energy Company (GP)
     Bretton Woods Cogeneration, L.P. (Delaware limited partnership)
Bretton Woods Energy Company (GP & LP)
     Bretton Woods Cogeneration, L.P. (Delaware limited partnership)
Camino Energy Company (GP)
     Watson Cogeneration Company (general partnership)
Capistrano Cogeneration Company (GP)
     James River Cogeneration Company (North Carolina partnership)
Centerport Energy Company (GP & LP)
     Riverhead Cogeneration I, L.P. (Delaware partnership)
Chesapeake Bay Energy Company (GP)
     Delaware Clean Energy Project (Delaware general partnership)
Chester Energy Company  (no partners)
Clayville Energy Company
     Oconee Energy, L.P. (Delaware limited partnership)
Colonial Energy Company (Inactive)
Coronado Energy Company
     Oconee Energy, L.P. (Delaware limited partnership)
Delaware Energy Conservers, Inc. (Delaware corporation) - Inactive
Del Mar Energy Company (GP)
     Mid-Set Cogeneration Company (Partnership)
Desert Sunrise Energy Company (Nevada Corporation) - Inactive
Devereaux Energy Company (LP)
     Auburndale Power Partners, Limited Partnership (Delaware limited partnership)
East Maine Energy Company (Inactive)
Eastern Sierra Energy Company (GP & LP)
     Saguaro Power Company, A Limited Partnership (Partnership)
Edison Alabama Generating Company (formerly Mission Energy Northside, Inc. and
     Lake Grove Energy Company)
Edison Mission Energy Fuel
     Edison Mission Energy Oil and Gas
          Four Star Oil & Gas Company (Partnership)
     Edison Mission Energy Petroleum
     Pocono Fuels Company (Inactive)
     Southern Sierra Gas Company
          TM Star Fuel Company (California general partnership)
Edison Mission Energy Fuels Services, Inc.
Edison Mission Energy Funding Corp. (Delaware corporation)

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Edison Mission Energy Interface Ltd. (Canadian company)
     The Mission Interface Partnership
Edison Mission Holdings Co.
     Chestnut Ridge Energy Company
           EME Homer City Generation L.P. (Pennsylvania limited partnership) Edison Mission Finance Co.
     Mission Energy Westside, Inc.
           EME Homer City Generation L.P. (Pennsylvania limited partnership) Edison Mission Financial Marketing & Trading, Inc. (Delaware corporation)
     Edison Mission Marketing & Trading, Inc.
Edison Mission Operation & Maintenance, Inc. (no partnership)
     Mission Operations de Mexico, S.A. de C.V.
El Dorado Energy Company  (GP)
     Auburndale Power Partners, Limited Partnership (Delaware limited partnership)
EMP, Inc. (Oregon Corporation) (GP & LP) - Inactive
Four Counties Gas Company (Inactive)
Global Power Investors, Inc. (Delaware corporation)
Hanover Energy Company
     Chickahominy River Energy Corp. (Virginia corporation) (GP & LP)
           Commonwealth Atlantic Limited Partnership (Delaware partnership) Holtsville Energy Company (GP & LP)
     Brookhaven Cogeneration, L.P. (Delaware partnership)
Indian Bay Energy Company (GP & LP)
     Riverhead Cogeneration III, L.P. (Delaware partnership)
Jefferson Energy Company (GP & LP) (Inactive)
Kings Canyon Energy Company (Inactive)
Kingspark Energy Company (GP & LP)
     Smithtown Cogeneration, L.P. (Delaware partnership)
Laguna Energy Company (Inactive)
La Jolla Energy Company (Inactive)
Lakeview Energy Company
     Georgia Peakers, L.P. (Delaware partnership)
Lehigh River Energy Company (GP) - Inactive
Longview Cogeneration Company
Madera Energy Company (GP)
     Brookhaven Cogeneration, L.P. (Delaware partnership)
Madison Energy Company (LP)
     Gordonsville Energy L. P. (Delaware partnership)
Mission Capital, L.P.  (Delaware limited partnership) 3%
Mission/Eagle Energy Company (Inactive)
Mission Energy Construction Services, Inc.
Mission Energy Generation, Inc.
Mission Energy Holdings, Inc.
     Mission Capital, L.P.  (Delaware limited partnership) 97%
Mission Energy Holdings International, Inc. (Owns 100% of MEC International
     B.V.)
Mission Energy Indonesia (Inactive)
Mission Energy Mexico (Inactive)
Mission Energy New York, Inc. (GP & LP)
     Brooklyn Navy Yard Cogeneration Partners, L.P. (Delaware partnership) Mission Energy Wales Company
     Mission Hydro Limited Partnership (UK limited partnership)
Mission Triple Cycle Systems Company (GP)
     Triple Cycle Partnership (Texas general partnership)
Northern Sierra Energy Company (GP)

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     Sobel Cogeneration Company (California general partnership)
North Jackson Energy Company (Inactive)
Ortega Energy Company
Panther Timber Company (GP)
     American Kiln Partners, Limited Partnership (Delaware limited partnership) Paradise Energy Company (Inactive)
Pleasant Valley Energy Company (GP)
     American Bituminous Power Partners, L.P. (Delaware Partnership)
Prince George Energy Company (LP)
     Hopewell Cogeneration Limited Partnership (Delaware limited partnership) Hopewell Cogeneration Inc. (Delaware corporation)
          Hopewell Cogeneration Limited Partnership (Delaware limited partnership)
Quartz Peak Energy Company (LP)
     Nevada Sun-Peak Limited Partnership (Nevada partnership)
Rapidan Energy Company (GP)
     Gordonsville Energy, L.P. (Delaware partnership)
Reeves Bay Energy Company (GP & LP)
     North Shore Energy, L.P. (Delaware partnership)
          Northville Energy Corporation (New York corporation)
Ridgecrest Energy Company (GP)
     Riverhead Cogeneration I, L.P. (Delaware partnership)
Rio Escondido Energy Company  (Inactive)
Riverport Energy Company (GP & LP)
     Riverhead Cogeneration II, L.P. (Delaware partnership)
San Gabriel Energy Company (Inactive)
San Joaquin Energy Company (GP)
     Midway-Sunset Cogeneration Company, L.P. (Partnership)
San Juan Energy Company (GP)
     March Point Cogeneration Company (Partnership)
San Pedro Energy Company (GP)
     Riverhead Cogeneration II, L.P. (Delaware partnership)
Santa Ana Energy Company (GP)
     Riverhead Cogeneration III, L.P. (Delaware partnership)
Santa Clara Energy Company (GP)
     North Shore Energy, L.P. (Delaware partnership)
          Northville Energy Corporation (New York corporation)
Silverado Energy Company (GP)
     Coalinga Cogeneration Company (Partnership)
Silver Springs Energy Company
     Georgia Peaker, L.P. (Delaware limited partnership)
Sonoma Geothermal Company (GP & LP)
     Geothermal Energy Partners Ltd. (California partnership)
South Coast Energy Company (GP)
     Harbor Cogeneration Company (Partnership)
Southern Sierra Energy Company (GP)
     Kern River Cogeneration Company (California general partnership)
Thorofare Energy Company (Inactive)
Viejo Energy Company (GP)
     Sargent Canyon Cogeneration Company (Partnership)
Vista Energy Company (New Jersey Corporation) - Inactive
Western Sierra Energy Company (GP)
     Sycamore Cogeneration Company (California general partnership)

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International
-------------
Beheer-en Beleggingsmaatschappij Botara B.V. (Netherlands)
EcoElectrica s.a.r.l. (Luxembourg company)
Edison Mission Energy Asia Pte. Ltd. (Singapore private company)
     Edison Mission Energy Asia Pacific Pte. Ltd. (Singapore corporation)
     Edison Mission Energy Fuel Company Pte. Ltd. (Singapore corporation)
     Edison Mission Operation and Maintenance Services Pte. Ltd.
     P.T. Edison Mission Operation and Maintenance Indonesia (Indonesia company) Edison Mission Energy International B.V. (Netherlands company)
Edison Mission Energy Services B.V.
Edison Mission Operation & Maintenance Services B.V.
EME Tri Gen B.V.
     Tri Energy Company Limited
EME Victoria B.V. (Netherlands) (Inactive)
Global Generation B.V. (Netherlands) (Inactive)
Iberian Hy-Power Amsterdam, B.V. (Netherlands limited liability company)
     Aprohiso S.A. (Spain corporation)
     Hydro Energy B.V. (Netherlands limited liability company)
     Iberica de Energias, S.A. (Spain corporation)
          Electrometalurgica del Ebro, S.A. (Spain corporation)
Loy Yang Holdings Pty Ltd (Australia corporation)
     Edison Mission Energy Holdings Pty Ltd (Australia corporation)
          Edison Mission Energy Australia Ltd.
          Edison Mission Energy Australia Pilbara Power Pty Ltd
          Edison Mission Energy Taupo Ltd.
          Edison Mission Operation & Maintenance Kwinana Pty. Ltd.
          Edison Mission Operation & Maintenance Loy Yang Pty. Ltd.
          Mission Energy Holdings Superannuation Fund Pty Ltd.
          Mission Energy (Kwinana) Pty. Ltd.
               Kwinana Power Partnership (Australian G.P.)
     Mission Energy Ventures Australia Pty. Ltd. (Australian company)
     Latrobe Power Pty (Australian corporation)
          Mission Victoria Partnership (Australian partnership)
               Latrobe Power Partnership (Australian partnership)
               Loy Yang B Joint Venture (Australian joint venture)
MEC Esenyurt B.V. (Netherlands)
     Doga Enerji Uretim Sanayi ve Ticaret L.S. (Turkish corporation)
     Doga Isi Satis Hizmetleri ve Ticaret L.S. (Turkish corporation)
     Doga Isletme ve Bakim Ticaret L.S. (Turkish corporation)
MEC IES B.V. (Netherlands company)
     ISAB Energy Services s.r.l.
MEC India B.V. (Netherlands company)
     Edison Mission Energy Power (Mauritius corporation)
MEC Indo Coal B.V. (Netherlands company)
     P.T. Adaro Indonesia (Indonesia)
MEC Indonesia B.V. (Netherlands company)
     P.T. Paiton Energy Company (Indonesia company)
MEC International B.V. (Netherlands) (direct or indirect ownership interest in all international companies/partnerships)
MEC International Holdings B.V.(Netherlands)
MEC Laguna Power B.V. (Netherlands company)
     Gulf Power Generation Co. Ltd. (Bangkok corporation)

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MEC Perth B.V. (Netherlands company)
     Kwinana Power Partnership (Australian GP)
MEC Priolo B.V. (Netherlands company)
     ISAB Energy s.r.l.
MEC San Pascual B.V. (Netherlands company)
     Morningstar Holdings B.V. (Netherlands)
     San Pascual Cogeneration Company International B.V.
         San Pascual Cogeneration Company (Philippines) Ltd (Philippines limited partnership)
MEC Sidi Krir  (Netherlands company)
MEC Sumatra B.V. (Netherlands company)
MEC Wales B.V. (Netherlands company)
     Mission Hydro Limited Partnership (UK)
          EME Generation Holdings Limited (UK company)
              Loyvic Pty Ltd. (Australia company)
              EME Victoria Generation Limited (UK company)
                    Mission Energy Development Australia Pty Ltd
                         Gippsland Power Pty Ltd
                    Energy Capital Partnership (Australian partnership)
                         Enerloy Pty Ltd (Australian company)
Mission Energy Company (UK) Limited (UK private limited company)
     Derwent Cogeneration Limited (UK private limited company)
     Edison Mission Energy Limited (UK private limited company)
     Edison Mission Operation & Maintenance Limited (UK corporation)
     Mission Energy Services Limited (UK private limited company)
     Mission (No. 2) Limited (UK private limited company)
     Pride Hold Ltd. (UK corporation)
     Lakeland Power Development Company (UK corporation)
     Lakeland Power Ltd. (UK corporation)
     Mission Hydro (UK) Limited
          Mission Hydro Limited Partnership (UK)
          First Hydro Holdings Company
              First Hydro Finance plc
                    First Hydro Company
Mission Energy Italia s.r.l. (Rep. office in Italy)
Rillington Holdings Limited (Gibraltar)
     EME del Caribe Holding GmbH (Austria)
          EME del Caribe (Cayman)
              EcoElectrica Holdings. Ltd. (Cayman)
                    EcoElectrica Ltd. (Cayman Island company)
              EcoElectrica L.P. (Bermuda)
Southwestern Generation B.V. (Netherlands) (Inactive)
Traralgon Power Pty. Ltd. (Australian corporation)

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